EX-99.19a-1

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	May 2019
Distribution amount per share	$0.04621

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01333	29%	$0.09367	30%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00298	6%	0.00298	1%
Return of Capital or Other Capital Source	0.02990	65%	0.21855	69%

Total (per common share)	$0.04621	100%	$0.31520	100%

Average annual total return (in relation to NAV) for the five years ended 4-30-2019	5.81%

Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2019	9.92%

Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2019	8.19%

Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2019	5.64%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0519

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	June 2019
Distribution amount per share	$0.04573

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01476	32%	$0.10999	30%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00036	1%	0.00334	1%
Return of Capital or Other Capital Source	0.03061	67%	0.24760	69%

Total (per common share)	$0.04573	100%	$0.36093	100%

Average annual total return (in relation to NAV) for the five years ended 5-31-2019	4.99%

Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2019	10.18%

Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2019	5.21%

Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2019	6.70%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0619

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	July 2019
Distribution amount per share	$0.04611

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01238	27%	$0.12013	30%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.03336	72%	0.03670	9%
Return of Capital or Other Capital Source	0.00037	1%	0.25021	61%

Total (per common share)	$0.04611	100%	$0.40704	100%

Average annual total return (in relation to NAV) for the five years ended 6-30-2019	5.69%

Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2019	9.93%

Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2019	9.61%

Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2019	7.31%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0719

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	August 2019
Distribution amount per share	$0.04676

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01177	25%	$0.13148	29%
Net Realized ST Cap Gains	0.00097	2%	0.00097	0%
Net Realized LT Cap Gains	0.00091	2%	0.03759	8%
Return of Capital or Other Capital Source	0.03311	71%	0.28376	63%

Total (per common share)	$0.04676	100%	$0.45380	100%

Average annual total return (in relation to NAV) for the five years ended 7-31-2019	6.36%

Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2019	10.00%

Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2019	11.30%

Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2019	8.09%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0819

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	September 2019
Distribution amount per share	$0.04620

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01316	28%	$0.14619	29%
Net Realized ST Cap Gains	0.00000	0%	0.00063	0%
Net Realized LT Cap Gains	0.01098	24%	0.04856	10%
Return of Capital or Other Capital Source	0.02206	48%	0.30462	61%

Total (per common share)	$0.04620	100%	$0.50000	100%

Average annual total return (in relation to NAV) for the five years ended 8-31-2019	6.04%

Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2019	9.94%

Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2019	11.63%

Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2019	8.96%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0919

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	October 2019
Distribution amount per share	$0.04677

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01243	27%	$0.15810	29%
Net Realized ST Cap Gains	0.00202	4%	0.00265	0%
Net Realized LT Cap Gains	0.00755	16%	0.05607	10%
Return of Capital or Other Capital Source	0.02477	53%	0.32995	61%

Total (per common share)	$0.04677	100%	$0.54677	100%

Average annual total return (in relation to NAV) for the five years ended 9-30-2019	6.64%

Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2019	10.04%

Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2019	12.74%

Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2019	9.78%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1019